   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 1996
                                                 REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         QUICKTURN DESIGN SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

           DELAWARE                                     77-0159619
   (State of incorporation)                (I.R.S. Employer Identification No.)

                                440 CLYDE AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
                    (Address of principal executive offices)


                          1996 SUPPLEMENTAL STOCK PLAN
                            (Full title of the plan)

                                  KEITH R. LOBO
                               PRESIDENT AND CHIEF
                                EXECUTIVE OFFICER
                          QUICKTURN DESIGN SYSTEMS, INC.
                                440 CLYDE AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (415) 967-3300
         (Name, address, and telephone number, including area code, of agent for service)


                                    COPY TO:
                            HERBERT P. FOCKLER, ESQ.
                        WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300

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

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                        CALCULATION OF REGISTRATION FEE
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                                        Proposed     Proposed
      Title of            Maximum        Maximum      Maximum
     Securities           Amount         Offering    Aggregate     Amount of
        to be              to be        Price Per     Offering    Registration
     Registered          Registered       Share        Price         Fee
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Common Stock,
  no par value ...... 1,000,000 shares  $19.125 (1)  $19,125,000  $5,795.45
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(1)       Estimated in accordance with Rule 457(h) under the Securities Act of
          1933 solely for the purpose of calculating the total registration fee. Computation based upon $19.125, the average of the high and low prices of the Common Stock as reported in the NASDAQ National Market System on December 16, 1996.

                         QUICKTURN DESIGN SYSTEMS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCES

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Quickturn Design Systems, Inc. (the "Company") with the Securities and Exchange Commission:

     (1) The Company's Annual Report on Form 10-K under the Securities Exchange Act of 1934 (the "Exchange Act") for the fiscal year ended December 31, 1995.

     (2) The Company's Quarterly Reports on Form 10-Q under the Exchange Act for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

     (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated October 29, 1993 (File No. 0-22738) filed pursuant to Section 12(g) of the Exchange Act and declared effective in December 1993, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation limits the liability of directors for monetary damages to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Bylaws provide that the Company shall indemnify its directors and executive officers and may indemnify its other officers, employees, agents and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

     The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

     The Company also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8.  EXHIBITS.

          Exhibit
           Number               Description
          -------   ----------------------------------------
          4.1       1996 Supplemental Stock Plan and form of Stock Option
                    Agreement.
          5.1       Opinion of counsel as to legality of securities being
                    registered.
          23.1      Consent of counsel (contained in Exhibit 5.1)
          23.2      Consent of Independent Auditors
          24.1      Powers of Attorney (see page II-5)

Item 9.  UNDERTAKINGS.

   A.     The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to law, the Company's Articles of Incorporation, the Company's Bylaws or the Company's indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 20th day of December, 1996.

                                   QUICKTURN DESIGN SYSTEMS, INC.


                                   By:  /s/ Keith R. Lobo
                                      ----------------------------------
                                        Keith R. Lobo
                                        Chief Executive Officer and President

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith R. Lobo and Raymond K. Ostby jointly and severally, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                     Title                               Date
-------------------------   -------------------------           ----------------------

  /s/ Keith R. Lobo         President, Chief Executive
-------------------------   Officer (Principal Executive        December 20, 1996
    Keith R. Lobo           Officer) and Director

/s/ Raymond K. Ostby        Chief Financial Officer
-------------------------   (Principal Financial and            December 20, 1996
  Raymond K. Ostby          Accounting Officer) and Secretary

  /s/ Glen M. Antle
-------------------------   Chairman of the Board of            December 20, 1996
    Glen M. Antle           Directors

/s/ Richard C. Alberding
-------------------------   Director                            December 20, 1996
Richard C. Alberding

/s/ Michael R. D'Amour
-------------------------   Director                            December 20, 1996
 Michael R. D'Amour

/s/ Yen-Son (Paul) Huang
-------------------------   Director                            December 20, 1996
Yen-Son (Paul) Huang

/s/ Frank J. Caulfield
-------------------------   Director                            December 20, 1996
 Frank J. Caulfield

  /s/ David K. Lam
-------------------------   Director                            December 20, 1996
    David K. Lam


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

______________________________________________________________________________


                                    EXHIBITS

______________________________________________________________________________


                       Registration Statement on Form S-8


                         QUICKTURN DESIGN SYSTEMS, INC.

                                December 20, 1996

                                INDEX TO EXHIBITS


     Exhibit
     Number                Description
     -------------------------------------------------
      4.1     1996 Supplemental Stock Plan and form of Stock Option
              Agreement.
      5.1 Opinion of counsel as to legality of securities being registered.
     23.1     Consent of counsel (contained in Exhibit 5.1)
     23.2     Consent of Independent Auditors
     24.1     Powers of Attorney (see page II-5)